Exhibit 23.1




            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM



We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-111940) of DST Systems, Inc. of our report dated July 12, 2006, relating to the financial statements of DST Systems, Inc. 401(k) Profit Sharing Plan, which appears in this Form 11-K.


/s/ PricewaterhouseCoopers LLP

Kansas City, Missouri
July 13, 2006